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                                                                    EXHIBIT 21.1

                        ANIXTER INTERNATIONAL SCHEDULE 21

                              LIST OF SUBSIDIARIES
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                                                                    JURISDICTION
COMPANY NAME                                                      OF INCORPORATION
------------                                                      ----------------

Anixter Inc.                                                         Delaware
  Anixter Cables y Manufacturas, S.A. de C.V.                        Mexico
  Anixter Canada Inc.                                                Canada
         WireXpress Ltd.                                             Canada
  Anixter Colombia S.A.                                              Colombia
  Anixter Costa Rica S.A.                                            Costa Rica
  Anixter del Peru, S.R.L.                                           Peru
  Anixter de Mexico, S.A. de C.V.                                    Mexico
  Anixter Holdings, Inc.                                             Delaware
         Anixter Argentina S.A.                                      Argentina
  Anixter Korea Limited                                              Korea
  Anixter Venezuela Inc.                                             Delaware
  Anixter Financial Inc.                                             Delaware
         Anixter Chile S.A.                                          Chile
         Anixter Communications (Malaysia) Sdn Bhd                   Malaysia
         Anixter Europe Holdings B.V.                                Netherlands
           Anixter Austria GmbH                                      Austria
           Anixter Belgium N.V.                                      Belgium
           Anixter (CIS) L.L.C. (Russia)                             Russia
           Anixter Danmark A/S                                       Denmark
           Anixter Deutschland GmbH                                  Germany
           Anixter Espana S.A.                                       Spain
           Anixter France S.A.                                       France
           Anixter Network Systems Greece, L.L.C.                    Greece
             Anixter Hungary Ltd.                                    Hungary
           Anixter Iletsim Sistemleri Pazarlama ve Ticaret A.S.      Turkey
           Anixter International N.V./S.A.                           Belgium
           Anixter Italia S.r.1.                                     Italy
           Anixter International Ltd.                                United Kingdom
             Anixter U.K. Ltd.                                       United Kingdom
           Anixter Logistics, Europe N.V.                            Belgium
           Anixter Nederland B.V.                                    Netherlands
           Anixter Norge A.N.S.                                      Norway
           Anixter Poland Sp.z.o.o.                                  Poland
           Anixter Portugal S.A.                                     Portugal
           Anixter Switzerland S.A./A.G.                             Switzerland
           Anixter Sverige AB                                        Sweden
         Anixter Singapore Pte Ltd.                                  Singapore
         Anixter Hong Kong Limited                                   Hong Kong
         Anixter Thailand Inc.                                       Delaware
         Anixter Philippines Inc.                                    Delaware
  Anixter Australia Pty. Ltd.                                        Australia
  Anixter Puerto Rico, Inc.                                          Delaware
  Anixter do Brasil Ltda.                                            Brazil
  Anixter-Real Estate Inc.                                           Illinois
  Anixter Information Systems Corporation                            Illinois
         Anixter (Barbados), Inc.                                    Barbados
    Accu-Tech Corporation                                            Georgia
       Wallace Electronics, Inc.                                     Georgia
B.E.L. Corporation                                                   Delaware
GL Holding of Delaware, Inc.                                         Delaware
  Itel Corporation                                                   California
    Itel Container Corporation International                         California
Itel Container Ventures Inc.                                         Delaware
Itel Rail Holdings Corporation                                       Delaware
  Fox River Valley Railroad Corporation                              Wisconsin
  Green Bay and Western Railroad Company                             Wisconsin
    Michigan & Western Railroad Company                              Michigan


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
  McCloud River Railroad Company                                     California
  Rex Railways, Inc.                                                 New Jersey
  Rex Leasing, Inc.                                                  New Jersey
  Signal Capital Corporation                                         Delaware
  Richdale, Ltd.                                                     Delaware
  Signal Capital Projects, Inc.                                      Delaware
    Signal Capital Norwalk, Inc.                                     Delaware
Railcar Services Corporation                                         Delaware
Seacoast Capital Corp.                                               Delaware
Seacoast Capital Corp. II                                            Delaware
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